Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Beth Potillo-Miller
SVP, Finance & Corporate Treasurer
Investor Relations
(415) 616-8643

PRESS RELEASE

Williams-Sonoma, Inc. beats first quarter 2016 estimates

Net revenues grow 6.5% with comparable brand revenue growth of 4.5%

GAAP EPS of $0.44, non-GAAP EPS increases 10.4% to $0.53

Reiterates full-year guidance

San Francisco, CA, May 25, 2016 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first fiscal quarter ended May 1, 2016 (“Q1 16”) versus the first fiscal quarter ended May 3, 2015 (“Q1 15”).

1st QUARTER 2016 RESULTS

•	Q1 16 net revenues grew 6.5% to $1.098 billion versus $1.031 billion in Q1 15 with comparable brand revenue growth of 4.5%.
•

Q1 16 operating margin was 5.8% versus 7.0% in Q1 15. Excluding unusual business events due to severance-related reorganization charges of approximately $13 million (see Note 1 in Exhibit 1), non-GAAP operating margin was 7.0% in Q1 16. See Exhibit 1 for a reconciliation of GAAP to non-GAAP operating margin.

•

Q1 16 diluted earnings per share (“EPS”) was $0.44 versus $0.48 in Q1 15. Excluding unusual business events due to severance-related reorganization charges of approximately $0.09 per diluted share, non-GAAP EPS was $0.53 in Q1 16. See Exhibit 1 for a reconciliation of GAAP to non-GAAP EPS.

•	Cash returned to stockholders totaled $75 million, comprising $41 million in stock repurchases and $34 million in dividends.

Laura Alber, President and Chief Executive Officer, commented, “In the first quarter we saw accelerated growth in West Elm and Williams-Sonoma, as well as improvement across the Pottery Barn brands. We also saw positive results from our inventory and supply chain initiatives. We believe our strong brands and profitable multi-channel strategy create a sustainable competitive advantage. We are executing against our key growth and profitability initiatives, and believe we are on track to deliver on both our near and longer-term goals.”

Net revenues increased to $1.098 billion in Q1 16 from $1.031 billion in Q1 15.

Comparable brand revenue growth in Q1 16 increased 4.5% on top of 4.6% in Q1 15 as shown in the table below:

1st Quarter Comparable Brand Revenue Growth by Concept*
	Q1 16	Q1 15
Pottery Barn	0.2%	2.4%
Williams-Sonoma	3.5%	2.7%
West Elm	19.0%	15.3%
Pottery Barn Kids	1.7%	0.8%
PBteen	1.9%	3.0%
Total	4.5%	4.6%
* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in Q1 16 increased 8.2% to $576 million from $533 million in Q1 15. E-commerce net revenues generated 52.5% of total company net revenues in Q1 16 and 51.7% of total company net revenues in Q1 15.

Retail net revenues in Q1 16 increased 4.7% to $522 million from $498 million in Q1 15.

Operating margin in Q1 16 was 5.8% compared to 7.0% in Q1 15. Excluding unusual business events, non-GAAP operating margin was 7.0% in Q1 16:

•

Gross margin was 35.8% in Q1 16 versus 36.8% in Q1 15, with deleverage primarily resulting from our supply chain and inventory initiatives, fulfillment-related costs, as well as lower margins associated with higher franchise and wholesale revenues. Merchandise margins were down slightly versus Q1 15.

•

Selling, general and administrative (“SG&A”) expenses were $329 million, or 30.0% of net revenues in Q1 16, versus $307 million, or 29.8% of net revenues, in Q1 15. Excluding unusual business events due to severance-related reorganization charges of approximately $13 million, non-GAAP SG&A expenses were $316 million, or 28.8% of net revenues, in Q1 16.

EPS in Q1 16 was $0.44 versus $0.48 in Q1 15. Excluding unusual business events, non-GAAP EPS was $0.53 in Q1 16.

Merchandise inventories at the end of Q1 16 increased 0.2% to $945 million from $943 million at the end of Q1 15.

STOCK REPURCHASE PROGRAM

During Q1 16, we repurchased 727,629 shares of common stock at an average cost of $55.85 per share and a total cost of approximately $41 million. As of May 1, 2016, there was approximately $521 million remaining under our current stock repurchase authorizations.

FISCAL YEAR 2016 FINANCIAL GUIDANCE

2nd Quarter 2016 Guidance Financial Highlights
Total Net Revenues (millions)	$1,145 – $1,175
Comparable Brand Revenue Growth	1% – 4%
Diluted EPS	$0.54 – $0.60

Fiscal Year 2016 Guidance Financial Highlights
Total Net Revenues (millions)	$5,150 – $5,250
Comparable Brand Revenue Growth	3% – 6%
Non-GAAP Operating Margin*	9.8% – 10.0%
Non-GAAP Diluted EPS*	$3.50 – $3.65
Income Tax Rate	37.0% – 38.0%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$170 – $180
* Excludes severance-related reorganization charges of approximately $13 million (or $0.09 per diluted share) during Q1 2016.

Store Opening and Closing Guidance by Retail Concept*
	FY 2015 ACT	FY 2016 GUID
	Total	New	Close	End
Williams-Sonoma	239	5	(10)	234
Pottery Barn	197	6	(2)	201
Pottery Barn Kids	89	2	(4)	87
West Elm	87	13	(2)	98
Rejuvenation	6	1	-	7
Total	618	27	(18)	627

* Included in the FY 15 store count are 19 stores in Australia and one store in the UK.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, May 25, 2016, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of severance-related reorganization charges in Q1 16. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results and FY 16 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our sustainable competitive advantage; our execution of key growth and profitability initiatives; our ability to deliver on near and longer-term goals; our future financial guidance, including Q2 16 and FY 2016 guidance; our stock repurchase programs; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q1 16; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and 624 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines and stores and e-commerce websites in Mexico.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended May 1, 2016 and May 3, 2015

(Dollars and shares in thousands, except per share amounts)

	1st Quarter
	2016		2015
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$576,234	52.5%	$532,573	51.7%
Retail net revenues	521,583	47.5	498,103	48.3

Net revenues	1,097,817	100.0	1,030,676	100.0
Cost of goods sold	705,300	64.2	651,835	63.2

Gross profit	392,517	35.8	378,841	36.8
Selling, general and administrative expenses	328,992	30.0	306,913	29.8

Operating income	63,525	5.8	71,928	7.0
Interest (income) expense, net	(68)	—	8	—

Earnings before income taxes	63,593	5.8	71,920	7.0
Income taxes	23,996	2.2	27,130	2.6

Net earnings	$39,597	3.6%	$44,790	4.3%

Earnings per share (EPS):
Basic	$0.44		$0.49
Diluted	$0.44		$0.48
Shares used in calculation of EPS:
Basic	89,298		91,707
Diluted	90,514		93,300

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	May 1, 2016	Jan. 31, 2016	May 3, 2015
Assets
Current assets
Cash and cash equivalents	$99,217	$193,647	$78,851
Accounts receivable, net	75,364	79,304	64,720
Merchandise inventories, net	944,632	978,138	942,800
Prepaid catalog expenses	29,916	28,919	35,648
Prepaid expenses	53,689	44,654	59,684
Deferred income taxes, net	-	-	130,889
Other assets	9,844	11,438	11,627

Total current assets	1,212,662	1,336,100	1,324,219

Property and equipment, net	893,640	886,813	876,785
Non-current deferred income taxes, net	131,597	141,784	-
Other assets, net	52,469	52,730	50,085

Total assets	$2,290,368	$2,417,427	$2,251,089

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$339,392	$447,412	$367,525
Accrued salaries, benefits and other	96,577	127,122	87,067
Customer deposits	275,116	296,827	258,854
Borrowings under revolving line of credit	100,000	-	60,000
Income taxes payable	7,764	67,052	8,322
Current portion of long-term debt	-	-	1,968
Other liabilities	52,907	58,014	45,092

Total current liabilities	871,756	996,427	828,828

Deferred rent and lease incentives	188,715	173,061	170,528
Non-current deferred income taxes	-	-	1,958
Other long-term obligations	67,041	49,713	63,143

Total liabilities	1,127,512	1,219,201	1,064,457

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-	-
Common stock: $.01 par value; 253,125 shares authorized; 89,350, 89,563 and 91,644 shares issued and outstanding at May 1, 2016, January 31, 2016 and May 3, 2015, respectively	894	896	917
Additional paid-in capital	534,414	541,307	527,257
Retained earnings	636,986	668,545	662,671
Accumulated other comprehensive loss	(7,875)	(10,616)	(2,257)
Treasury stock, at cost	(1,563)	(1,906)	(1,956)

Total stockholders’ equity	1,162,856	1,198,226	1,186,632

Total liabilities and stockholders’ equity	$2,290,368	$2,417,427	$2,251,089

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Thirteen weeks ended May 1, 2016 and May 3, 2015

(Dollars in thousands)

	Year-to-Date
	2016	2015
Cash flows from operating activities
Net earnings	$39,597	$44,790
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	41,240	41,478
Loss on disposal/impairment of assets	880	1,694
Amortization of deferred lease incentives	(5,987)	(5,999)
Deferred income taxes	(5,796)	(5,498)
Tax benefit related to stock-based awards	20,087	20,572
Excess tax benefit related to stock-based awards	(3,824)	(8,724)
Stock-based compensation expense	15,732	14,010
Other	(418)	51
Changes in:
Accounts receivable	3,781	2,864
Merchandise inventories	37,424	(53,746)
Prepaid catalog expenses	(997)	(1,706)
Prepaid expenses and other assets	(7,683)	(21,439)
Accounts payable	(113,510)	(25,030)
Accrued salaries, benefits and other current and long-term liabilities	(20,875)	(51,387)
Customer deposits	(22,465)	(3,106)
Deferred rent and lease incentives	9,439	8,260
Income taxes payable	(59,285)	(24,155)

Net cash used in operating activities	(72,660)	(67,071)

Cash flows from investing activities:
Purchases of property and equipment	(28,149)	(40,384)
Other	294	5

Net cash used in investing activities	(27,855)	(40,379)

Cash flows from financing activities:
Borrowings under revolving line of credit	100,000	60,000
Repurchase of common stock	(40,639)	(52,562)
Payment of dividends	(34,423)	(31,934)
Tax withholdings related to stock-based awards	(22,904)	(21,734)
Excess tax benefit related to stock-based awards	3,824	8,724
Proceeds related to stock-based awards	995	1,836
Other	(48)	-

Net cash provided by (used in) financing activities	6,805	(35,670)

Effect of exchange rates on cash and cash equivalents	(720)	(956)
Net decrease in cash and cash equivalents	(94,430)	(144,076)
Cash and cash equivalents at beginning of period	193,647	222,927

Cash and cash equivalents at end of period	$99,217	$78,851

Exhibit 1

Reconciliation of 1st Quarter GAAP to Non-GAAP Operating Income and Operating Margin By Segment*

($ in thousands)

	E-commerce		Retail		Unallocated		Total
	Q1 16	Q1 15	Q1 16	Q1 15	Q1 16	Q1 15	Q1 16	Q1 15
Net Revenues	$576,234	$532,573	$521,583	$498,103	$-	$-	$1,097,817	$1,030,676
GAAP Operating Income/(Expense)	131,545	127,574	30,125	28,126	(98,145)	(83,772)	63,525	71,928
GAAP Operating Margin	22.8%	24.0%	5.8%	5.6%	(8.9%)	(8.1%)	5.8%	7.0%

Unusual Business Events (1)	-	-	-	-	13,221	-	13,221	-
Non-GAAP Operating Income/ (Expense) Excluding Unusual Business Events (2)	$131,545	$127,574	$30,125	$28,126	$(84,924)	$(83,772)	$76,746	$71,928
Non-GAAP Operating Margin (2)	22.8%	24.0%	5.8%	5.6%	(7.7%)	(8.1%)	7.0%	7.0%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of Quarterly and Fiscal Year GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 16 ACT	Q2 16 GUID	FY 16 GUID
2016 GAAP Diluted EPS	$0.44	$0.54 - $0.60	$3.41 - $3.56
Impact of Unusual Business Events (1)	$0.09	-	$0.09
2016 Non-GAAP Diluted EPS Excluding Unusual Business Events (2)	$0.53	$0.54 - $0.60	$3.50 - $3.65

	Q1 15 ACT	Q2 15 ACT	FY 15 ACT
2015 GAAP Diluted EPS	$0.48	$0.58	$3.37

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	Jan. 31, 2016	Openings	Closings	May 1, 2016	May 3, 2015	May 1, 2016	May 3, 2015
Williams-Sonoma	239	2	-	241	241	6,600	6,600
Pottery Barn	197	3	-	200	198	13,800	13,700
Pottery Barn Kids	89	2	(1)	90	87	7,500	7,500
West Elm	87	-	-	87	72	13,200	13,600
Rejuvenation	6	-	-	6	5	9,000	10,000
Total	618	7	(1)	624	603	10,000	9,900

	Jan. 31, 2016	May 1, 2016	May 3, 2015
Total store selling square footage	3,827,000	3,867,000	3,709,000
Total store leased square footage	6,163,000	6,218,000	5,998,000

Notes:

(1)	Impact of Unusual Business Events – During Q1 16, we incurred severance-related reorganization charges due to the reduction of headcount primarily in our corporate functions of approximately $13 million, or $0.09 per diluted share. These charges were recorded as SG&A expense within the unallocated segment.
(2)	SEC Regulation G – Non-GAAP Information – These tables include non-GAAP operating income, operating margin and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results and FY 16 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.